EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 under the Securities Act of 1933 of Palomar Enterprises, Inc. (a Nevada corporation) of our independent auditor's report dated March 20, 2002, relating to the statement of operations, changes in stockholders' equity and cash flows of Palomar Enterprises, Inc. (a Nevada corporation and a development stage company) for the year ended December 31, 2001, which report appears in the 2002 Annual Report on Form 10-KSB of Palomar Enterprises, Inc



                                                  /s/ S. W. Hatfield, CPA
                                                  -----------------------
                                                  S. W. HATFIELD, CPA

Dallas, Texas
June 19, 2003


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